UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2017

STANDARD FINANCIAL CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-215069	27-3100949
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2640 Monroeville Boulevard, Monroeville, Pennsylvania	15146
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 856-0363

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Standard Financial Corp. (the “Company”) was held on March 24, 2017.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in the joint proxy statement/prospectus filed with the Securities and Exchange Commission on February 3, 2017.  The final results of the shareholder votes are as follows:

Proposal 1 – Approval of the Merger Agreement

The shareholders approved and adopted the Agreement and Plan of Merger between Standard Financial Corp. and Allegheny Valley Bancorp, Inc. (“Allegheny”), dated as of August 29, 2016 (the “Merger Agreement”), which provides, among other things, for the merger of Allegheny with and into the Company, and the transactions in connection therewith, as follows:

For	1,726,301
Against	111,327
Abstain	21,289
Broker non-votes	346,215

Proposal 2 – Approval of “Standard AVB Financial Corp.” as the Surviving Corporation’s Name

The shareholders approved the amendment to revise Article 1 of the Company’s Articles of Incorporation to state that the name of the surviving corporation will be “Standard AVB Financial Corp.,” as follows:

For	2,103,177
Against	92,075
Abstain	9,880

Proposal 3 – Approval of the Supermajority Vote Requirement to Approve a Merger Transaction

The shareholders approved the amendment to the Company’s Articles of Incorporation to include Article 14, paragraph 1, which requires a supermajority vote of the surviving corporation’s board of directors to approve a merger transaction, as follows:

For	1,597,243
Against	206,819
Abstain	54,855
Broker non-votes	346,215

Proposal 4 – Approval of the Supermajority Vote Requirement to Remove a Director

The shareholders approved the amendment to the Company’s Articles of Incorporation to include Article 14, paragraph 2, which requires a supermajority vote of the surviving corporation’s board of directors to approve the removal of a board member, as follows:

For	1,585,619
Against	207,433
Abstain	65,865
Broker non-votes	346,215

Proposal 5 – Approval of the Supermajority Vote Requirement to Repeal, Alter or Amend Article 14 of the Articles of Incorporation

The shareholders approved the amendment to the Company’s Articles of Incorporation to include Article 14, paragraph 3, which requires a supermajority vote of the surviving corporation’s board of directors to approve the repeal, alteration, or amendment of Article 14 of the Company’s Articles of Incorporation, as follows:

For	1,585,509
Against	218,543
Abstain	54,865
Broker non-votes	346,215

Proposal 6 – Approval of Adjournment or Postponement of Special Meeting

The shareholders approved the proposal to adjourn or postpone the special meeting, if more time is needed, to allow the Company time to solicit additional votes in favor of the Merger Agreement and the amendments to the Company’s Articles of Incorporation, as follows:

For	2,001,102
Against	190,054
Abstain	13,976

Item 8.01                      Other Events

On March 24, 2017, at a Special Meeting of Shareholders of Allegheny, the shareholders of Allegheny approved and adopted the Merger Agreement and the transactions in connection therewith. The merger is expected to be completed on April 7, 2017. A joint press release announcing the approval and adoption of the Merger Agreement, and the transactions in connection therewith, by the shareholders of the Company and Allegheny, respectively, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

The following Exhibit is attached as part of this report:

99.1 Press release dated March 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD FINANCIAL CORP.
DATE: March 28, 2017	By:	/s/ Timothy K. Zimmerman
Timothy K. Zimmerman
President and Chief Executive Officer